Exhibit 3.10
AMERICAN PACIFIC CORPORATION
(a Nevada Corporation)
BY-LAWS
ARTICLE I
Meetings of Stockholders
     Section 1.1 Annual Meetings. The annual meeting of the stockholders for the election of the successors to the class of directors whose terms shall expire in that year and for the transaction of such other business as properly may come before such meeting shall be held on such date, and at such time and place within or without the State of Nevada as may be designated by the Board of Directors.
     Section 1.2 Special Meetings. As provided in the Amended and Restated Articles of Incorporation, special meetings of the stockholders shall not be called except (1) pursuant to a resolution adopted by the Board of Directors or (2) by the Chairman of the Board, the Vice Chairman or the President, acting on the written application of stockholders owning 80% or more of each class of stock of the Corporation entitled to vote on matters to be submitted to stockholders of the Corporation (considering all outstanding series of preferred stock so entitled to vote, collectively as one class). Any written application by such stockholders shall state a proper purpose for the meeting and shall be delivered to the Chairman of the Board or the President.
     Section 1.3 Notice of Meetings. Written notice, signed by the Chairman of the Board, the President, the Secretary or an Assistant Secretary, of every meeting of stockholders stating the purpose or purposes for which the meeting is called, and the date, hour and place it is to be held shall be delivered either personally or by mail to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the meeting. If mailed, the notice shall be directed to the stockholders at their respective addresses appearing on the stock books of the Corporation, or to such other addresses as they may have respectively designated in writing, and shall be deemed given when mailed. A waiver of any notice, signed by a stockholders before or after the time for the meeting, shall be deemed equivalent to such notice.
     Section 1.4 Quorum. Subject to the provisions of any applicable law or of the Corporation’s Amended and Restated Articles of Incorporation in respect to the vote that shall be required for a specified action, the presence at any meeting. in person or by proxy, of the holders of record of a majority of the capital stock then issued and outstanding and entitled to vote shall constitute a quorum for the transaction of business.
     Section 1.5 Adjournments. In the absence of a quorum at any meeting of the stockholders, a majority in interest of the stockholders entitled to vote, present in person or by proxy, may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present or represented. At any adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the meeting is adjourned for more than thirty days or if after the adjournment a new record date is set for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.
     Section 1.6 Proxies; Voting. Unless otherwise provided in the Amended and Restated Articles of Incorporation, each stockholder on the record date shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on or after three years from its date, unless the proxy provides for a longer period. When a quorum is present at any meeting, a majority of the votes cast by those present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the Nevada statutes or of the Amended and Restated Articles of Incorporation or of the By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.
     Section 1.7 Inspectors of Election. In advance of any meeting of stockholders, the Board of Directors may appoint one or more inspectors of election to act at a meeting or any adjournment thereof. If inspectors are not so appointed, the chairman of the meeting may, and on the request of any stockholder shall, appoint inspector( s) at the meeting. In case any person appointed as inspector by the Board of Directors fails to appear or refuses to act, the vacancy may be filled at the direction of the chairman of the meeting. The number of inspectors shall be determined by the Board of Directors or, if the inspectors are appointed at the meeting, by the chairman of the meeting.
     The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes or ballots, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes and determine the results, and shall do such acts as may be proper to conduct the election or vote with fairness to all.
     Section 1.8 List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, or cause to be prepared and made, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

ARTICLE II
Board of Directors
     Section 2.1 Number of Directors. The number of directors which shall constitute the Board of Directors shall be determined from time to time by resolution of the Board of Directors as provided in the Amended and Restated Articles of Incorporation. The Board of Directors shall be classified with respect to the time for which they shall severally hold office by dividing them into three classes. If the number of directors set by resolution of the Board of Directors is a number which is not evenly divisible by three, the Board of Directors shall by resolution determine the number of directors in each class which shall be, as nearly as possible, the same number for each class. All directors of the Corporation shall hold office until their successors are duly elected and qualified. The initial directors of the first class shall hold office until the annual meeting of stockholders of the Corporation to be held in 1998 and until their successors are duly elected and qualified; the initial directors of the second class shall hold office until the annual meeting of stockholders of the Corporation to be held in 1999 and until their successors are duly elected and qualified: and the initial directors of the third class shall hold office until the annual meeting of stockholders of the Corporation to be held in 2000 and until their successors are duly elected and qualified. At each annual meeting of stockholders of the Corporation beginning with the annual meeting to be held in 1998 the successors to the class of directors whose terms shall expire in that year shall be elected by the affirmative vote of holders of not less than 80% of the Trust’s outstanding voting Shares present and voting, and said successors shall hold office until the third following annual meeting of stockholders and until the election of their respective successors. in the event that the class of nominees which is seeking election at an annual meeting does not receive the requisite vote to be elected at such meeting, the incumbent Director of such class shall remain in office until the next succeeding annual meeting. At that time, two classes of nominees would stand for election, and so on.
     Section 2.2 Nomination of Directors. Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Such nominations shall be made by notice in writing and shall be deemed given if given personally or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than 14 days nor more than 50 days prior to any meeting of the stockholders called for the election of directors; provided, however, that if less than 21 days’ notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the seventh day following the day on which notice of the meeting was mailed to stockholders. Notice of nominations which are proposed by the Board of Directors shall be given by the Chairman or President on behalf of the Board.
     Each such notice shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee and (iii) the number of shares of stock of the Corporation, if any, which are beneficially owned by each such nominee or any “affiliate” or “associate” thereof, as those terms are defined in Rule 12(b )(2) of the General Rules and Regulations under the Securities Exchange Act of 1934 in effect on January 1, 1981.

     The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if the chairman makes such determination and declares it to the meeting, the defective nomination shall be disregarded.
     Section 2.3 Vacancies. Vacancies in the Board of Directors may be filled by a majority of the directors then in office, though less than a quorum, and any director so chosen shall hold office for the remainder of the full term of the director whose place such person has been elected to fill and until such person’s successor is duly elected and shall qualify. If there are no directors in office, then an election of directors may be held in the manner provided by statute.
     A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any director, or if there are newly created directorships in any class resulting from any increase in the authorized number of directors.
     Section 2.4 Resignation of Directors. Any director may resign at any time by giving written notice to the President and Secretary of the Corporation, to take effect at the time specified therein. The acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make it effective.
     Section 2.5 Removal of Directors. As provided in the Amended and Restated Articles of Incorporation, any director or the entire Board of Directors of the Corporation may be removed at any time, but only for cause by the affirmative vote of the holders of 80% or more of each class of stock of the Corporation entitled to vote in elections of directors (considering all outstanding series of preferred stock so entitled to vote, collectively as one class) cast at a meeting of the stockholders called for that purpose.
     Section 2.6 Duties of Board. The business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Amended and Restated Articles of Incorporation or by the By-Laws directed or required to be exercised or done by the stockholders.
     Section 2.7 Meetings. All meetings of the Board of Directors, whether annual, regular or special, may be held within or without the State of Nevada.
     Immediately following each annual meeting of the stockholders and at the place thereof, or at such other time and place as shall be fixed by resolution of the Board of Directors prior to the annual meeting of stockholders, an annual meeting of the Board of Directors shall be held for reorganization, for the election of officers and for the transaction of such other business as may properly come before the meeting. Notice of such meetings need not be given. The Board of Directors by resolution may provide for the holding of regular meetings and may fix the times and places at which such meetings shall be held. Notice of regular meetings shall not be required to be given, provided that whenever the time or place of regular meetings shall be fixed or changed, notice of such action shall be mailed promptly to each director who shall not have been present at the meeting at which such action was taken, addressed to the director at the director’s residence or usual place of business.
     Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called by the Secretary upon the written request of any two directors. Except as otherwise required by statute, notice of each special meeting shall be mailed to each director, addressed to the director’s residence or usual place of business, or shall be sent to the director at such place by telegram or telephoned or delivered to the director personally, not later than two days before the day on which the meeting is to be held. Such notice shall state the time and place of such meeting, but need not state the purposes thereof, unless otherwise required by statute, the Amended and Restated Articles of Incorporation or the By-Laws.
     Notice of any meeting need not be given to any director who shall attend such meeting in person or who shall waive notice thereof, before or after such meeting, in writing or by telegram or cable.
     Section 2.8 Quorum. A majority of the whole Board (the “whole Board” being the total number of directors which the Corporation would have if there were no vacancies on the Board) shall constitute a quorum for the transaction of business and the act of a majority of those present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Amended and Restated Articles of Incorporation or the By-Laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
     Section 2.9 Action of Directors Without a Meeting. Unless otherwise restricted by the Amended and Restated Articles of Incorporation or the By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee.
     Section 2.10 Telecommunication Meetings. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
     Section 2.11 Compensation of Directors. Directors shall receive such reasonable compensation for their services as such, whether in the form of salary of a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE III
Committees of the Board
     Section 3.1 Designation, Power, Alternate Members and Term of Office. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. Except as provided by statute, any such committee, to the extent provided in such resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. The Board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. If at the meeting of any committee one or more of the members thereof should be absent or qualified, the member or members of such committee (including alternates) present at any meeting and not qualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. The term of office of the members of each committee shall be as fixed from time to time by the Board, subject to the By-Laws; provided, however, that any committee member who ceases to be a member of the Board shall ipso facto cease to be a committee member. Each committee shall appoint a secretary, who may be the Secretary of the Corporation or an Assistant Secretary thereof who shall keep or cause to be kept a written record of the proceedings of the Committee.
     Section 3.2 Quorum and Manner of Acting. At each meeting of any committee a majority but not less than two of its members then in office shall constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee. Subject to the foregoing and other provisions of the By-Laws and except as otherwise determined by the Board of Directors, each committee may make rules for the conduct of its business. Any determination made in writing and signed by all the members of such committee shall be as effective as if made by such committee at a meeting.
     Section 3.3 Compensation. Committee members shall receive such reasonable compensation for their services as such, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any committee member from serving the Corporation in any other capacity and receiving compensation therefor.
ARTICLE IV
Officers
     Section 4.1 Officers. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a President, one or more Vice Presidents (one or more of whom may be designated Executive Vice Presidents or Senior Vice Presidents) a Treasurer, a Secretary and a Controller. The Board of Directors from time to time may elect or appoint such other officers (including one or more Assistant Secretaries and one or more Assistant Controllers) and agents, as the Board in its discretion may determine. Any number of offices may be held by the same person, unless the Amended and Restated Articles of Incorporation or any applicable law otherwise provide.
     Section 4.2 Terms of Office; Vacancies. Each officer of the Corporation shall hold office until the first meeting of the Board of Directors after the next annual meeting of stockholders and until a successor has been elected and qualified or until such officer’s earlier death, resignation or removal. Any vacancy occurring in any office for any reason shall be filled by the Board of Directors.
     Section 4.3 Removal and Resignation. Any officer may be removed at any time, either with or without cause, at any meeting of the Board of Directors or by any officer or agent upon whom the power of removal shall have been conferred by the Board of Directors. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the President, or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer.
     Section 4.4 The Chairman of the Board. The Chairman of the Board shall have general charge of and be responsible for the business, affairs and property of the Corporation and control over its several officers, subject to the control of the Board of Directors. The Chairman of the Board shall preside at all meetings of the stockholders, the Board of Directors and any committee of the Board of Directors of which the Chairman is a member unless another member of such committee designated by the Board of Directors as chairman shall be present. The Chairman of the Board shall see that all orders and resolutions of the Board of Directors and of all committees of the Board of Directors are carried into effect, and may sign, with any other officer thereunto authorized, certificates of. stock of the Corporation, and may sign and execute, in the name of the Corporation, deeds, mortgages, bonds, notes and other instruments authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated to some other officer or agent. The Chairman of the Board shall do and perform such other duties as from time to time may be prescribed by the Board of Directors or any committee of the Board of Directors.
     Section 4.5 The President. The President shall be the chief executive officer of the Corporation and shall have general supervision over the operations and officers of the Corporation and the conduct of its business, subject to the control of the Board of Directors and the Chairman of the Board. In the absence or disability of the Chairman of the Board or if requested by the Chairman, the President shall preside at all meetings of the stockholders, the Board of Directors and any committee of the Board of Directors of which the President and the Chairman of the Board may be members unless another member of such committee designated by the Board of Directors as chairman shall be present, and shall perform all other duties assigned to the Chairman of the Board by the By-Laws. The President may sign, with any other officers thereunto authorized, certificates of stock of the Corporation, and may sign and execute, in the name of the Corporation, deeds, mortgages, bonds, notes and other instruments authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated to some other officer or agent. The President shall do and perform such other duties as from time to time may be prescribed by the Board of Directors, any committee of the Board of Directors or the Chairman of the Board.
     Section 4.6 The Vice Presidents. In the absence or disability of the President, the Executive Vice President (if any), and in the absence or disability of the Executive Vice President, the Vice Presidents in the order fixed by the Board of Directors, shall perform all the duties of the President, and when so acting, shall have all the powers of, and be subject to all restrictions upon, the President. Any Vice President may also sign, with any other officer thereunto authorized, certificates of stock of the Corporation, and shall have such other powers and shall perform such other duties as from time to time may be prescribed by the Board of Directors, any committee of the Board of Directors, the Chairman of the Board or the President.
     Section 4.7 The Treasurer. The Treasurer shall perform all duties incident to the office of Treasurer and such other duties as are prescribed by the By-Laws or as from time to time may be prescribed by the Board of Directors.
     Section 4.8 The Secretary. The Secretary shall
     (a) record or cause to be recorded all the proceedings of the meetings of the stockholders, the Board of Directors and any committees in a book or books to be kept for that purpose;
     (b) give or cause to be given all notices in accordance with the provisions of the By-Laws and as required by statute;
     (c) be custodian of the records and of the seal of the Corporation and such other books, records, documents and papers of the Corporation as the Board of Directors may direct;
     (d) see that the lists, books, reports, statements, certificates and other documents and records required by statute are properly kept and filed;
     (e) have charge of the stock and transfer books of the Corporation, and exhibit such stock book at all reasonable times to such persons as are entitled by statute to have access thereto;
     (f) sign (unless the Controller or an Assistant Secretary or an Assistant Controller shall sign) certificates representing stock of the Corporation the issuance of which shall have been duly authorized: and
     (g) in general, perform all duties incident to the office of the Secretary and such other duties as are prescribed by the By-Laws or as from time to time may be prescribed by the Board of Directors.
     Section 4.9 Assistant Secretaries. In the absence or disability of the Secretary, the Assistant Secretary or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall perform all the duties of the Secretary, and, when so acting, shall have all the powers of and be subject to all restrictions upon the Secretary and shall perform such duties as from time to time may be prescribed by the Board of Directors.
     Section 4.10 The Controller. The Controller shall
     (a) have charge of and supervision over and be responsible for the funds, securities, receipts and disbursements of the Corporation;
     (b) cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositories as shall be selected by the Board of Directors or to be otherwise dealt with in such manner as the Board of Directors may direct;
     (c) cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositories of the Corporation, and cause to be taken and preserved proper vouchers for all moneys disbursed;
     (d) tender to the stockholders, Board of Directors, Chairman of the Board, the President and Treasurer, whenever requested, a statement of the financial condition of the Corporation and of all transactions as Controller;
     (e) cause to be kept at the Corporation’s principal office correct books of account of all the Corporation’s business and transactions and such duplicate books of account as the Controller shall determine and upon application cause such books or duplicates thereof to be exhibited to any director;
     (f) sign (unless the Secretary or an Assistant Secretary or an Assistant Controller shall sign) certificates representing stock of the Corporation the issuance of which shall have been duly authorized; and
     (g) in general, perform all duties incident to the office of Controller and such other duties as are prescribed by the By-Laws or as from time to time may be prescribed by the Board of Directors.
     Section 4.11 Assistant Controllers. In the absence or disability of the Controller, if any, the Assistant Controller, if any, or if there be more than one, the Assistant Controllers in the order determined by the Board of Directors, shall perform all the duties of the Controller, and, when so acting, shall have all the powers of and be subject to all restrictions upon the Controller and shall perform such other duties as from time to time may be prescribed by the Board of Directors.
     Section 4.12 Salaries. The salaries of the officers of the Corporation shall be fixed from time to time by the Board of Directors.

ARTICLE V
Indemnification of Officers, Directors, Employees and Agents
     Section 5.1 Third Party Actions. To the full extent permitted by the laws of Nevada as from time to time in effect, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, or appeal therefrom whether civil, criminal, administrative, investigative or otherwise (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or at the express or implied request of the Corporation is or was serving as a director, employee, agent or trustee of (or is or was serving in any other capacity) another corporation, partnership, joint venture, trust or other enterprise (including without limitation any affiliated corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceedings, had no reasonable cause to believe the conduct was unlawful.
     Section 5.2 Derivative Actions. To the full extent permitted by the laws of Nevada as from time to time in effect, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation or appeal therefrom to procure a judgment in its favor by reason of the fact that such person is or was as a director, officer, employee or agent of the Corporation, or at the express or implied request of the Corporation is or was serving as a director, officer, employee, agent or trustee of (or is or was serving in any other capacity) another corporation, partnership, joint venture, trust or other enterprise (including without limitation any affiliated corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees and amounts paid in settlement) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no person shall be entitled to indemnification under this Section 5.2 in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person’s duty to the Corporation unless to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
     Section 5.3 Successful Defense. To the extent that a director, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.1 or 5.2 of this Article V, or in defense of any claim, issue or matter therein, such determination shall constitute conclusive evidence of that person’s right to be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by that person in connection therewith, and the President or a Vice-President of the Corporation shall direct the reimbursement of all such expenses to such person.

     Section 5.4 Determination of Propriety of Indemnification. Indemnification under Section 5.1 or 5.2 of this Article V (unless ordered by a court) shall be made by the Corporation only as authorized in a specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 5. or 5.2 of this Article V. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of disinterested directors, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.
     Section 5.5 Advances. The Corporation may pay expenses of any director, officer, agent or employee incurred in defending any action, suit or proceeding, or appeal therefrom whether civil, criminal, administrative, investigative or otherwise, in advance of the final disposition of any such action, suit or proceeding as authorized by the Board of Directors in the specific case, provided the Corporation receives an undertaking by or on behalf of the director, officer, employee or agent involved to repay such amount unless it shall ultimately be determined that such person or entity is entitled to be indemnified by the Corporation.
     Section 5.6 Non-Exclusivity. The indemnification and powers set forth in this Article V shall be in addition to and the foregoing shall not be deemed exclusive of (i) any other powers of the Corporation under the Amended and Restated Articles of Incorporation or applicable law or (ii) any other rights to which any person may be entitled, under any statute, certificate or articles of incorporation, by-law, agreement, vote, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity at the direction or express or implied request of the Corporation while holding such position. Any and all rights of any person hereunder shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.
     Section 5.7 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the express or implied request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise (including without limitation affiliates of the Corporation) against any liability asserted against such person and incurred by such person in any such capacity, or arising out of that person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article V or of Section 145 of the General Corporation Law of Nevada.
ARTICLE VI
Certificates of Stock
     Section 6.1 Certificate. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary or the Controller or an Assistant Controller of the Corporation, certifying the number of shares owned by such person in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Nevada, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preference and/or rights.
     Section 6.2 Facsimile Signature. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if that person were such officer, transfer agent or registrar at the date of Issue.
     Section 6.3 Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such person’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
     Section 6.4 Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
     Section 6.5 Record Dates. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall be not more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. Only those stockholders of record on the date so fixed shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the Corporation after any such record date fixed by the Board of Directors.

     Section 6.6 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owners of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.
ARTICLE VII
General Provisions
     Section 7.1 Dividends. Subject to all applicable laws and to the Amended and Restated Articles of Incorporation, dividends upon the capital stock of the Corporation may be declared by the Board of Directors, payable in cash, in property or in shares of the capital stock of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves for any proper purpose which the directors shall think conducive to the interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
     Section 7.2 Corporate Seal. The corporate seal shall be circular in form and shall bear the name of the Corporation, the date of its incorporation and the words “CORPORATE SEAL, NEVADA.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
     Section 7.3 Fiscal Year. The fiscal year of the Corporation shall be established by resolution of the Board of Directors.
     Section 7.4 Amendments. As provided in and subject to the provisions of the Amended and Restates Articles of Incorporation, By-Laws of the Corporation may be amended, altered or repealed, and new By-Laws may be adopted, (i) by the affirmative vote of the holders of a majority of the stock entitled to vote at any annual or special stockholders’ meeting, provided notice of such proposed adoption, alteration or repeal is included in the notice of any such special meeting or (ii) by an affirmative vote of a majority of the directors present at any annual, regular or special meeting of the Board of Directors at which a quorum is present, but such right of the directors shall not divest or limit the right of the stockholders to adopt, alter or repeal By-Laws.
CERTIFICATE OF SECRETARY
     The undersigned certifies that the foregoing Bylaws were adopted for American Pacific Corporation, a Nevada corporation, effective as of the 15th day of September, 1998, by unanimous vote of its board of directors at a meeting duly convened for such purpose held on September 15, 1998.

/s/ David N. Keys
David N. Keys